                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          GTECH HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                   [Letterhead of GTECH Holdings Corporation]

                                            July 19, 2000

Dear Shareholders:

     As you probably know GTECH issued a press release on July 6 announcing my appointment as Chairman of the Board; acceptance of the resignations of William
Y. O'Connor as Chairman and Chief Executive Officer and of Steven P. Nowick as President and Chief Operating Officer; expected lower than anticipated earnings for the fiscal 2000 2nd quarter and full year; and the Board of Directors' intention to conduct a comprehensive assessment of GTECH operations during the next 45 to 60 days.

     The reasons for the top management changes and the anticipated earnings shortfall are set forth in the July 6 press release, and I won't dwell on them here. As I said in the press release, although GTECH's core business is sound, the Board believes that it is prudent to step back and review our operations from top to bottom. Each segment of GTECH's business will be evaluated to assess how we are creating, maximizing and returning long-term sustainable value for our shareholders and our customers. We will also be conducting a search for a new Chief Executive Officer.

     As a result of these recent top management changes and the value assessment currently under way, we believe it is appropriate and desirable to postpone the Annual Meeting from its scheduled August 1 date to a date later this year. We will be notifying shareholders as soon as the time and location of the rescheduled meeting have been determined.

                                            Sincerely yours,

                                            /s/ W. Bruce Turner
                                            W. Bruce Turner
                                            Chairman of the Board

                                  [GTECK LOGO]

                           GTECH HOLDINGS CORPORATION

                            ------------------------

                    NOTICE OF POSTPONEMENT OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of GTECH Holdings Corporation (the "Company"), originally scheduled to be held at 9:00 o'clock a.m. on Tuesday, August 1, 2000, at the Westin Hotel, One West Exchange Street, Providence, Rhode Island, has been postponed.

     The Company will, as soon as practicable, reschedule the Meeting and set a new record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. All shareholders as of the new record date will receive notice of the rescheduled meeting.

                                      By order of the Board of Directors,

                                      MICHAEL J. FINCH, Assistant Secretary

July 19, 2000